UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35565	32-0375147
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K Amendment (this “Amendment”) amends the Current Report on Form 8-K, dated December 14, 2012 (the “Original Form 8-K”), filed by AbbVie Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on December 20, 2012, in which the Company reported that the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company approved the dismissal of Deloitte & Touche LLP (“Deloitte”), effective as of the date of Deloitte’s completion of the audit services for the fiscal year ended December 31, 2012 and the filing of the Company’s 2012 Annual Report on SEC Form 10-K (the “2012 Annual Report”).  The Amendment is being filed to disclose the date on which Deloitte completed the audit services for such fiscal year and, therefore, the effective date of its dismissal, as well as to update the Original Form 8-K to include the related disclosure relating to the Company’s fiscal year ended December 31, 2012.

Item 4.01.  Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accountant

As reported in the Original Form 8-K, on December 14, 2012, the Audit Committee of the Board of Directors of the Company approved the dismissal of Deloitte, effective as of the date of Deloitte’s completion of the audit services for the fiscal year ended December 31, 2012 and the filing of the 2012 Annual Report. Deloitte completed the audit services for such fiscal year and the filing of the 2012 Annual Report was completed on March 15, 2013, and, therefore, the effective date of Deloitte’s dismissal was March 15, 2013.

As previously reported, Abbott Laboratories (“Abbott”) consummated the separation of its research-based pharmaceuticals business through the distribution of 100% of the outstanding common stock of the Company to Abbott shareholders on January 1, 2013. The report of Deloitte on the combined financial statements of Abbott’s research-based pharmaceuticals business for the fiscal years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle, and included an emphasis of matter paragraph regarding the fact that the Company’s financial statements have been derived from the accounting records of Abbott Laboratories and include expense allocations for certain corporate functions historically provided by Abbott Laboratories.

During the last two fiscal years, and through March 15, 2013, the effective date of Deloitte’s dismissal, (i) there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Deloitte with a copy of this Amendment and requested that Deloitte provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Deloitte agrees with the above disclosures. A copy of Deloitte’s letter, dated March 19, 2013, is attached as Exhibit 16.1 to this Amendment.

(b) Newly Appointed Independent Registered Public Accountant

As reported in the Original Form 8-K, on December 14, 2012, the Audit Committee approved the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm to perform independent audit services beginning with the fiscal year ending December 31, 2013. Following Deloitte’s completion of the audit services for the fiscal year ending December 31, 2012 and the filing of the 2012 Annual Report, Ernst & Young was engaged as the Company’s independent registered public accounting firm, effective March 15, 2013. Through March 15, 2013, neither the Company, nor anyone on its behalf, consulted Ernst & Young regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the combined financial statements of Abbott’s research-based pharmaceuticals business or the consolidated financial statements of the Company, in any case where a written report or oral advice was provided to the Company by Ernst & Young that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Exhibit
16.1	Letter from Deloitte & Touche LLP addressed to the Securities and Exchange Commission, dated as of March 19, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date: March 19, 2013	By:	/s/ William J. Chase
William J. Chase
Executive Vice President,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
16.1	Letter from Deloitte & Touche LLP addressed to the Securities and Exchange Commission, dated as of March 19, 2013